UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2010

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-08092 (Commission File Number)	94-1620407 (I.R.S. Employer Identification No.)
468 N. Camden Dr., 2nd Floor Beverly Hills, California (Address of Principal Executive Offices)	90210 (Zip Code)

(310) 860-5184
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On June 14, 2010, Thomas W. Hoog was elected as a member of the Board of Directors of Oxis International, Inc. (the “Company”), effective July 1, 2010.

There are no understandings or arrangements between Mr. Hoog and any other person pursuant to which he was appointed as a director. Mr. Hoog presently does not serve on any Company committee.  Mr. Hoog does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Hoog has never entered into a transaction, nor is there any proposed transaction, between Mr. Hoog and the Company.

Mr. Hoog served as President and CEO of Hill & Knowlton, a public relations firm from 1996 through 2001. His responsibilities included managing the firm’s 13 US offices, leading its acquisition strategy, developing client strategies, overseeing the firm’s profit-and-loss centers, and redefining the US Company’s corporate culture.

Before he became President and CEO of Hill & Knowlton, Mr. Hoog served as Chairman of its Public Affairs practice and as General Manager of its New York and Washington offices.  Prior to joining Hill & Knowlton, he founded and served as President of Hoog and Associates, Inc., a Colorado-based governmental affairs firm with offices in Washington, D.C. and Orange County, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OXIS INTERNATIONAL, INC.

Dated: June 17, 2010	By: /s/ Anthony J. Cataldo
Anthony J. Cataldo
Chief Executive Officer